UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2018

BROWN & BROWN, INC.
(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 South Ridgewood Avenue, Daytona Beach, Florida 32114
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (386) 252-9601
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 22, 2018, Brown & Brown, Inc. (the “Company”), a Florida corporation, BBHG, Inc. (“Buyer”), a Florida corporation and wholly owned subsidiary of the Company, The Hays Group, Inc., a Minnesota corporation (“THG”), The Hays Group Of Wisconsin LLC, a Minnesota limited liability company (“THGW”), The Hays Benefits Group, LLC, a Minnesota limited liability company, PlanIT, LLC, a Minnesota limited liability company (“PlanIT”), The Hays Benefits Group of Wisconsin, LLC, a Minnesota limited liability company (“THBGW”), and The Hays Group of Illinois, LLC, a Minnesota limited liability company (“THGI”); and Claims Management of Missouri, LLC, a Missouri limited liability company (dba MMMA Claims Management) (“MMMA,” and together with THG, THGW, THBG and PlanIT, each a “Seller” and collectively, the “Sellers”), and THG, as the Sellers’ Representative (the “Sellers’ Representative”), entered into an asset purchase agreement (the “Agreement”). The Agreement contemplates that the Buyer will purchase certain assets and assume certain liabilities of the Sellers (the “Acquisition”).

Pursuant to the terms of the Agreement, Buyer will pay a purchase price of $705 million (the “Purchase Price”), consisting of $605 million in cash to be paid to the Sellers’ Representative at the closing of the Acquisition and the issuance at the closing of the Acquisition to certain key owners of one or more of the Sellers’ of such number of shares of common stock, par value $0.10, of the Company (the “Shares”) equal to $100 million (as valued at the average closing price on the New York Stock Exchange over the 30-day period prior to the closing of the Acquisition). In addition, the Sellers may receive additional consideration from the Buyer, if earned, in the form of earn-out payments in the aggregate amount of up to $25 million in cash over three years, which is subject to certain conditions and the successful achievement of average annual EBITDA compound annual growth rate targets for the acquired business during 2019, 2020 and 2021.

The Agreement contains customary representations, warranties and covenants, including, among others, covenants requiring the Sellers to conduct its business in the ordinary course in the period between execution of the Agreement and the closing. Under the Agreement, the Acquisition is subject to certain closing conditions, including the receipt of required regulatory approvals for the Acquisition (including the approval of antitrust authorities necessary to complete the Acquisition). If the Acquisition is not closed by January 1, 2019 (which may potentially be extended by the parties), either party may terminate the Agreement.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is expected to be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

This Form 8-K contains Forward Looking Statements, including those regarding the closing of the Acquisition.  These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control.  It is possible that actual events may differ, possibly materially, from the anticipated events indicated in these forward-looking statements.  These risks and uncertainties include, but are not limited to those set forth in the Press Release attached as Exhibit 99.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities

The description set forth under Item 1.01 of this Current Report on Form 8-K related to the issuance of Shares as consideration for the Acquisition is incorporated into this Item 3.02 by reference. The Shares will be issued in a private placement in reliance upon the exemption from the registration requirements set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. At the closing of the Acquisition, the Sellers will agree, subject to customary exceptions, to a five-year lock-up on the sale, pledge or other disposition of the Shares issued in connection with the Acquisition that are held by them.

Item 7.01	Regulation FD Disclosure

On October 22, 2018, the Company issued a press release announcing the execution of the Agreement.  The press release is attached as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release dated October 22, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2018

BROWN & BROWN, INC. (Registrant)

By:	/S/ R. ROBERT W. LLOYD
Robert W. Lloyd Executive Vice President, Secretary and General Counsel